EXHIBIT 3.5


                                 THIRD AMENDMENT
                                       TO
                              OPERATING AGREEMENT
                                       OF
                       PERFORMANCE CAPITAL MANAGEMENT, LLC


     This Third Amendment (the "Third Amendment") amends the Operating Agreement, as heretofore amended (the "Operating Agreement"), of Performance Capital Management, LLC, a California limited liability company (the "Company"). Capitalized terms that are used in this Third Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Operating Agreement.

     1.     Amendment of Article VIII.  Article VIII of the Operating Agreement
            -------------------------
is hereby amended by adding Section 8.6 thereto, which shall read in full as follows:

          "8.6     Repurchase of LLC Units. Notwithstanding Section 8.1 above,
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     the Board of Directors may elect from time to time to cause the Company to make distributions in cash for the purpose of repurchasing LLC Units from each Member who owns an aggregate of not more than a specified number of LLC Units that is less than one hundred, upon such terms and conditions as the Board of Directors determines are in the best interest of the Company and its Members."

     2.     Effect of Amendment.  Except as expressly amended hereby, the
            -------------------
Operating Agreement shall continue in full force and effect.

     3.     Effective Date of Amendment.  This Third Amendment shall be
            ---------------------------
effective when it has been approved by the Company's Members in accordance with
Section 4.7.4 of the Operating Agreement.

     IN WITNESS WHEREOF, this Third Amendment has been signed by the undersigned officer of the Company, who hereby certifies that this Third Amendment was duly approved by the Company's Members in accordance with Section 4.7.4 of the Operating Agreement at a meeting of the Company's Members on June 12, 2006.



                                 /s/ David J. Caldwell
                              ----------------------------------------
                              David J. Caldwell
                              Chief Operations Officer